ESS Tech, Inc. Receives Continued Listing Standard Notice From NYSE

WILSONVILLE, OREGON – March 8, 2024 – ESS Tech, Inc. (“ESS,” “ESS, Inc.” or the “Company”) (NYSE:GWH), a leading manufacturer of long-duration energy storage systems (LDES) for commercial and utility-scale applications, today announced that on March 6, 2024, it received notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating that the Company did not satisfy the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period. As of March 5, 2024, the 30 trading-day average closing share price of the security was $0.94. The Notice is a notice of deficiency, not delisting, and does not currently affect the listing or trading of the Company’s common stock on the NYSE.
In accordance with applicable NYSE rules, the Company intends to notify the NYSE within 10 business days of its intent to regain compliance with Rule 802.01C and return to compliance with the applicable NYSE continued listing standards. The Company can regain compliance at any time within a six-month cure period following its receipt of the Notice if, on the last trading day of any calendar month during such cure period, the Company has both: (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of the applicable calendar month.
The Company intends to remain listed on the NYSE and is considering all available options to regain compliance with the NYSE’s continued listing standards. The NYSE notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during such cure period, subject to the Company’s compliance with other NYSE continued listing standards.
Furthermore, the Notice is not anticipated to impact the ongoing business operations of the Company or its reporting requirements with the U.S. Securities and Exchange Commission (“SEC”).
About ESS, Inc.
At ESS (NYSE: GWH), our mission is to accelerate global decarbonization by providing safe, sustainable, long-duration energy storage that powers people, communities and businesses with clean, renewable energy anytime and anywhere it’s needed. As more renewable energy is added to the grid, long-duration energy storage is essential to providing the reliability and resiliency we need when the sun is not shining and the wind is not blowing.
Our technology uses earth-abundant iron, salt and water to deliver environmentally safe solutions capable of providing up to 12 hours of flexible energy capacity for commercial and utility-scale energy storage applications. Established in 2011, ESS Inc. enables project developers, independent power producers, utilities and other large energy users to deploy reliable, sustainable long-duration energy storage solutions. For more information visit www.essinc.com.
Forward-Looking Statements
This communication contains certain forward-looking statements, including statements regarding ESS and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”,

“potential”, “predict”, “project”, “should”, “will” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the Company’s ability to maintain the listing of its common stock on the NYSE and any potential plans to regain compliance with the continued listing standards of the NYSE. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, the Company’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, as well as those risks and uncertainties set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2023, filed with the SEC on November 14, 2023, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, to be filed with the SEC, and its other filings filed with the SEC. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts
Investors:
Erik Bylin
investors@essinc.com
Media:
Morgan Pitts
503.568.0755
Morgan.Pitts@essinc.com

Source: ESS Tech, Inc.